Exhibit 99.1
*** Please see below an important letter from MarketWise CEO Porter Stansberry regarding our company. ***

A Letter from Porter
May 15, 2024

Porter's Plan to Rebuild Our Business:
Make Everyone an Owner & Create World-Class Brands

Dear Colleagues —

On July 1, you are going to receive a significant amount of stock.

The exact amount will be determined based on market prices and will be in relation to your existing salary. These grants must be approved by the Board and will come in the form of Restricted Stock Units. I will explain more about how it all works in this letter.

While this grant doesn't come directly from me personally, I've requested it. And as the single largest shareholder, I have the most at risk from this decision.

I've always had a reputation for being generous. But this grant isn't only designed to reward you for your hard work or dedication to our company.

This grant is also part of a larger plan to completely change the way you and our customers think, feel, and interact with our brands.

I've written this letter to explain why I want to radically transform our marketing, our branding, and our pricing… as well as the way you think about your role in our company.

Yes, this is a long letter. I have a lot to explain.

I write a memo like this about once every 10 years. So, please, read it carefully. I expect every employee to be able to quote from this memo for the rest of their careers at our company.

And yes, I'm serious.

This is our new constitution.

Read it. Talk about it. Ask questions about it. Make bets about whether we can pull this off. And make no mistake, you should bet on me… I haven't failed yet.

Seriously, I want you to be excited about the possibilities for you and for your family because of what we can accomplish with this strategy.

I'll be honest with you: the restricted stock units that all of you will be eligible to receive in July aren’t worth that much right now. But if you'll help me execute on these ideas, I believe we can significantly increase our stock price over time. You have the opportunity through this structure to become a shareholder and earn more shares every year if we can achieve our goals. These shares could provide more wealth for you and your family than you believe is possible today.

Ask Mike Palmer about the first time I gave an equity grant to employees. It was 2007. I promised Mike and Steve Sjuggerud that if they stuck with me and helped me build Stansberry Research, I'd give them 5% of the company. I mapped out what that would mean for them, showing how their shares would vest and increase in value over time. Mike still has the schedule I showed them. Later, he told me that they thought it would be impossible for us to hit the benchmarks I'd suggested. But… we far outpaced them. And those shares ended up being worth more than three-times what I'd estimated.

Toward the end of this memo, I'm going to map out our company's future in a similar way for you.

I believe MarketWise is going to create some of the world's most valuable and most respected financial brands over the next 20 years. We are only in the first stages of our evolution. I want to make sure you and your family benefit for this growth and that's why I want everyone to become a shareholder.

In this letter, I'm going to explain our new compensation structure.

But before I get to these details, let me explain why I wanted to make these changes and what role you will have in helping us achieve our goals.

My vision for the company is to make our financial research
and our financial tools indispensable for investors,
while transforming our customer's experience,
to create a passion for our products.

We have published world-class financial research across MarketWise for many years.

We have hundreds of employees who are the very best in our industry at what they do. Our company boasts an incredible panoply of talent – world-class analysts, brilliant marketers, the world's best copywriters, dedicated (and productive) accountants, I.T. wizards, designers who are great artists, and some of the world's very best service and sales reps.

This isn't a rah-rah letter (as you'll soon see). My estimate of your abilities and talents isn't merely my opinion...

Across dozens of different metrics, we've produced industry-leading results that demonstrate that we are among the best financial publishing businesses of all time.

For example, when we first were going down the path to become a public company, the bankers couldn't believe the economics of our business. Our performance would have ranked among the top Nasdaq-listed companies in terms of growth and profitability between 2017 and 2021.

We have been extremely effective at collecting a premium price for our high-quality products.

But we have not yet created a matching, premium experience for most of our customers, across all of our brands.

That failure is primarily to blame for our current problems. That must change. For us to achieve our goals, we must apply this three-part test to every single person, product, and process that's "customer-facing."

1. Will this inspire trust from our customers?
2. Does this look and feel like a premium experience?
3. Is this likely to lead the customer to want to interact with our brand again?

If the answer isn't a resounding "yes" to all of these questions, then we must reimagine, redesign, and rebuild that customer experience. Most of all, we must STOP doing things that do not meet this test.

Working hard on the wrong things doesn't help our company.

At some point over the next few months someone is sure to say to you: "Well, Porter didn't really mean that"…

Yes, I absolutely mean it.

I am 100% dedicated to these ideas and to the vision I have for our company. Make no mistake about it: This is where our firm is going.

As the founder, chairman of the board, CEO, and largest individual shareholder, I can assure you the strategy I lay out below will not change. Whatever your role in our company, your most important to job is to make sure that our customers are served faithfully and well.

And to incentivize you effectively, I need to make you partner – an owner – so that, like me, you'll care first and foremost about the overall value of our company's brands, reputation, and intrinsic value.

What's intrinsic value? Simply put, it's the real, time-tested value of the business based on its long-term revenues and margins. It's not the share price, which is often far above or far below intrinsic value. And it's not the value we can create from one exceptional marketing campaign or one major upgrade cycle in our subscriber file.

Intrinsic value is the "real" long-term value that we're trying to create with our brands. I'll explain how we're going to calculate our intrinsic value later in this memo.

In the past, our managers made decisions that jeopardized or "cashed in" on our intrinsic value. They did so because they were trying to optimize revenues. Or they thought they had to in order to grow the file size rapidly. Lately, a lot of decisions reflected a desperate scramble to stop the decline in the business.

In one way or another, many of these decisions put our intrinsic value at risk. That's not because our managers are dumb. Nor were they acting in bad faith. They made those decisions because they believed that was their job – and because that's what they were rewarded for doing.

That has to change.

When I launched this company in 1999, I did so with a lot of help from Steve Sjuggerud, who'd been my mentor for most of my life.

We saw a lot of problems in the newsletter business. Most financial newsletters back then weren't just bad – they were dangerous. They were written by people who didn't know anything about investing. Most of the writers were deeply conflicted, usually writing about stocks they owned or had been paid to write about. The outcome for the subscribers was tragic.

We figured if we followed a few simple principles our ethics and our hard work would pay off. I'm sure you've heard us talk about these rules:

•We do not recommend investment strategies that we wouldn't also want our closest friends and family members to follow.

•We don't write about or recommend investments where we have a conflict of interest.

•We are always happy to part as friends. If we can't satisfy our customers, we return their money.

•Our goal is to give our readers the information we'd most want if our roles were reversed.

These imperatives form the core ethics of our company. Over time, we've added to them. For example, beginning in 2004, we began to publish complete track records on all of our products because we believe in testing our good intentions by studying the outcomes of our work.

I'm now adding a new fundamental principle, one that applies to marketing:

•We will not do anything that harms our customers, that threatens our reputation, or that makes people regret that they engaged in a relationship with our company.

Our previous marketing strategy was based on the gospel rule of direct response that the only thing that matters is the return on investment from the marketing spend.

In direct response, marketers are trained to do whatever generates a "good enough" response to continue a campaign or an offer. No thought is given to what kind of customers are responding or the potential damage a campaign may have on the company's reputation. The only measurement of success is the short-term return on the marketing costs. If the marketing is profitable, then it is deemed as "good."

Some people in our company may argue that this method – generating responses through any legal means possible – is all that matters. They may say my ideas about going after better customers with brand and much better customer service is a mistake. But the fact is, we cannot grow our business 10x from here unless we establish significant brand value. Following a direct response strategy always leads to trade-offs that increase short-term revenue at the expense of lifetime value.

I've seen it, again and again, in my 30 years in this business.

However, even if you don't think 'anything is wrong with that approach to marketing, it suffers from 'one other functional problem. It doesn't scale. Sooner or later, you always blow up your brand or your business with such a strategy because you lose all of your credibility and/or the government will shut you down. That's the fate of every business that optimizes for that strategy.

Meanwhile, show me the company that's built a $10 billion direct-to-consumer business without investing in brand and without carefully guarding its reputation. It doesn't exist.

That's why, even though direct response strategies got us to $700 million in revenue, we cannot continue to use them exclusively or foolishly. They will not get us to $1 billion and beyond. For our company to realize its potential, we have to recognize that intrinsic value – again, the real value of our company – isn't created by "response."

Our company's real value is created by the lifetime value of our customers. And we created that value by attracting the right customers (legitimate investors), with the right messages (important and accurate investment research), at the right prices, and with the right products.

Let me show you how I think we can do that.

How We Built Stansberry Research:
Focus On Lifetime Value

In the summer of 2015, our company ran into some serious problems.

In an effort to grow our business rapidly, we allowed our marketers to spend aggressively to bring in customers with a $5 book offer. We assumed these buyers would eventually upgrade into our newsletters and other backend services and that we'd find plenty of wealthy people among these buyers who would upgrade into our Alliance membership. Our marketing spending, which at the time was about $20 million per year, grew suddenly to $10 million per month.

Our company had never lost money – ever – in our entire history. Not even during the 2008/2009 financial crisis. But suddenly we were losing a lot of money. Our partners were worried that these big investments weren't going to pay off. And they were right. By my calculations, our marketers lost $21 million acquiring names that were never, ever, going to buy anything else from our business.

We'd wasted a lot of money attracting the wrong customers, with the wrong message, at the wrong price, and with the wrong product.

My partners asked me to come up with a plan to right the ship.

First step: I raised the minimum front-end price of our newsletters to $199. And I restructured our strategy at Stansberry Research to focus on selling an expensive membership, the Alliance, at a price – $25,000 – most people thought would never work.

Over the next 18 months or so, our file size fell substantially. We had to spend a lot more on marketing to get a lot fewer customers at the $199 price. But… guess what else happened? We brought in a lot better customers. And even though there were fewer of them, a much higher percentage upgraded to our new Alliance offer… which meant… the average lifetime value of our subscriber file went from around $600 to almost $3,000.

That changed everything about our business. It made Stansberry Research the very best business in our industry. Since 2016, no other financial newsletter business that I know of has generated anything like the lifetime value at Stansberry Research.

But this business model requires a different mindset than traditional direct response businesses. To help move our business in this direction back in 2015, I published this list of eight principles:

Porter's Vision for Stansberry Research:

No. 1. We sell high-quality investment research to investors.

No. 2. Our desired subscription term is forever.

No. 3. We build brand, goodwill, and profit margins with trust.

No. 4. Refunds are poison; they indicate a complete lack of trust.

No. 5. We are conservative and humble. (We will not risk money we cannot afford to lose in pursuit of money we don't need.)

No. 6. Our ultimate business goal is net income (not net sales or file size).

No. 7. Our corporate culture is our future. We must hire and nurture the company we want to become.

No. 8. Anyone can be a hero. The solution to any problem starts with you.

At the time, some of Stansberry Research's best marketers and copywriters left because of our decision to increase prices and move away from direct response strategies. Many of them went to Legacy Research or Agora Financial. And in the very short-term (2016-2020) they all believed they were going to beat Stansberry Research. I was regarded as a "dinosaur." And many of those people openly mocked me at the infamous "Peak Agora" conference in 2018.

You know what happened next. Agora Financial was devastated by fraudulent marketing claims. Meanwhile, by treating our customers with respect and producing great results for them, Stansberry Research is still the best business in our industry.

Our job today is to take that business model and make it even better.

In the last few years at Porter & Co. I think I've made some improvements.

Here are my new principles, which we are adopting as our…

MarketWise Vision Statement

No. 1. We sell premium investment research to investors.

No. 2. The goal of our brands is to earn the trust of our subscribers.

No. 3. We build brand with excellent storytelling, insightful content, world-class customer service, and premium pricing.

No. 4. Our customers' time and attention is a privilege that we must never abuse.

No. 5. We are conservative; we will not allow anyone to put our company's reputation at risk.

No. 6. Our ultimate business goal is intrinsic value.

No. 7. Our corporate culture is rooted in our categorical imperatives and an obsessive dedication to our customers.

No. 8. Anyone can be a hero. The solution to any problem at our company starts with you.

The Big Mistake We Can't Afford to Make

While I don't want to dwell on the mistakes we've made over the last several years, it is important for you to understand our single biggest mistake.

During the COVID-frenzy, leading up to our go-public transaction, we forgot that we aren't in the business of trying to serve everyone, much like we did in 2015. Many of our people and much of our processes at the time were dedicated to generating response at any cost. But we seemed to forget what generating response is for. In other words, we lost our mission.

It is very important that you never forget: We are in business to serve investors.

While our products may be financial publications or financial services, what we're actually selling is trust.

Thus, anytime we disappoint our customers by abusing their trust, we're going to hurt our business.

Ask yourself: does it seem likely that investors are going to trust us if we're marketing through affiliate spam channels? What about if we're offering $49 subscriptions for information about penny stocks or shady cryptos that are sure to make you rich by next Tuesday? What about if we use pop-ups to constantly bombard our website users with promos? How about ridiculous stories about Amazon royalties, when Amazon doesn't pay royalties at all?

What do you think real investors think about our brands when we publish marketing hype like that? How are we supposed to engender trust and meet the lifelong research needs of investors when we tolerate far-fetched claims?

The previous management team tolerated those kinds of offers and strategies.

That. Is. Over. All of those people have been shown the door. They don't work here anymore.

Here's a fact: the market-at-all-costs strategy doesn't work. If you look at every single $49 offer we made in all of our marketing channels from 2019 through 2023, you'll discover that we spent hundreds of millions on those efforts. The resulting cumulative lifetime value doesn't equal our total costs.

How could it have been otherwise?

Capitalism is a moral system of exchange. We might garner our customers' revenue from marketing copy and offers, but we actually earn it by producing great financial research and by providing great customer service. When we do anything else, it will end up costing us money, I promise.

So anytime a marketer promises great results from a price point or from content that wouldn't make sense or appeal to a real investor, don't believe them. Not everything that generates response creates intrinsic value.

Here's another interesting fact… When you provide valuable content and you charge a fair price for it, you can generate large amounts of lifetime value without abusing your customers.

How do I know? About 18 months ago, I launched Porter & Co. to prove that my ideas about focusing on lifetime value (not response) could produce far superior results.

Porter & Co. began in November 2022 with one product and two marketing packages about complex ideas that would matter to real investors, but that didn't have any get-rich-quick investment ideas.

Since its launch, Porter & Co. has successfully conducted its business in ways that would shock a lot of people at MarketWise. For example, Porter & Co. doesn’t send daily e-mails of any kind. It rarely markets anything to its file. And it doesn’t sell individual back-end products. Instead, Porter & Co. offers memberships that include its back-end products.

This approach, which is designed to offer outstanding customer service and create lots of brand value has produced incredible business results. Because MarketWise is currently considering acquiring Porter & Co., I am not at liberty to give you the specifics about what we have achieved.

My vision for MarketWise is to create an entire holding company filled with ultra-high-quality brands like Porter & Co. That's why higher prices, more efficient marketing, and better customer service are critical.

And I'll tell you a big secret: Porter & Co. hasn't spent a single penny on marketing. What I mean is, Porter and Co. has always charged a higher subscription price than its marketing cost, and in doing so makes money on every new subscriber from the onset.

That means, as we make these changes across all of MarketWise's brands, I'm certain we can vastly increase our operating margins while growing ARPU and lifetime value. If we’re successful, we’ll end up with a much higher intrinsic value. And if my intuition is correct, a much higher stock price.

To provide a simple illustration, right now, MarketWise has about 680,000 customers with roughly a $500 ARPU – around $360 million in last 12-month Billings. And over the past couple of years, it had around 15% operating margins, based on adjusted cash flow from operations ("CFFO"). That led to around $60 million in CFFO for 2023.

Historically, based on the implied trading multiples, investors capitalize these cash flows at roughly 12x, suggesting a market cap of around $720 million. If you divide that by the shares outstanding you can see that we have an intrinsic value of something around $2 per share. Our share price, meanwhile, is currently about $1.50.

Hypothetically, and for illustration purposes only, let's say that as we increase our prices and as we become more targeted in our marketing, our file size declines by a lot, say, by a third, or a loss of 200,000 subscribers. But in the meantime, our ARPU increases to $1,000 – And let's assume our margins rebound to where they were back in 2018 – about 35%.

In that case we'd end up with 400,000 subscribers who are worth a whole lot more (and are less expensive to maintain because they don't cancel) with a much more efficient business model. When you do the math on that business you end up with an intrinsic value of around $5.25 per share, or about 3.5x more than our share price today. Again, this example is illustrative only. It may not happen, but this is the type of shift in our business that we will be making.

Now… let me explain why you should care about the stock price. Oh, and let me explain how you could end up making a lot more money.

How Can We Encourage You to Build Lifetime Value?
Make You an Owner of the Business

The ultra-high lifetime value business model pioneered at Porter & Co. is tough to execute.

To get customers to spend so much … to renew… and ultimately to convert to a membership, – every single employee of Porter & Co. – had to understand how everything they did (or didn't do) would contribute to the customer's experience.

In short, Porter & Co. needed every aspect of its brand to whisper (not shout) "This is very exclusive and it's worth paying for." Every issue. Every marketing package. Every customer service touch. Every email. Even every headline.

If you study (and I hope you will) Porter & Co's website, editorial, portfolios, and emails, you'll see a fanatical dedication to the customer's experience.

For example, Porter & Co. does not send daily emails or dedicated email promotions to its subscribers. In fact, subscribers only receive emails on Friday afternoons at 4 p.m. Porter & Co. customers know exactly when to expect emails, and they know where to find them if they're looking in their inbox later. Emails from Porter & Co. are all there, grouped together at 4 p.m. on Friday.

If we want to have a great business, we MUST completely refocus on the customer experience.

We've been a business that obsessed over marketing throughput: get a name, wring the cash out of that name, move on. But that's the wrong approach for a branded financial services company. We can generate far better returns by treating our customers well. We must become a business that's obsessed with conversion rates and lifetime value. We must track subscriber churn and work hard to minimize it. And to do that, we must become obsessed with the customer experience.

Is our marketing copy great to read, informative, and inspirational? Are our editors doing a great job with storytelling and getting our subscribers access to truly elite, extremely valuable information? Are our email policies, our customer service, and our websites worthy of the high prices we are charging our subscribers and our members?

My advice: Don't sell any actionable financial research (what to buy, what to sell) for less than $1,000 for an annual subscription.

I also recommend making your products far more comprehensive. Re-imagine your lineup of products so that you're offering effective solutions, not just another newsletter.

And, finally, I recommend only marketing memberships (that include access to a range of products) on the back end, not individual back-end products. Why? Because it is becoming progressively more difficult to process renewal payments. Marketing memberships, with a large initial fee, puts the onus of paying the ongoing fees on the customers.

Of course, to sell at these price points and in this way requires a different kind of marketing approach and an obsessive dedication to great customer experience.

Let me give you a real-world example of the kind of business I want to build: Rolex.

I'm huge fan of Rolex watches. Rolex has a dominant position in luxury watches. It has a 30% market share, which is about three-times more market share than its nearest competitor.

No doubt its marketing budget plays a huge role in maintaining its brand value. But it's also true that Rolex has been the world's best mechanical watchmaker for more than 100 years. Rolex invented virtually everything about high-quality wristwatches. Here are a few examples:

•In 1910, Rolex, which was founded in England, became the world's first wristwatch to be certified as a chronometer in Switzerland.
•In 1926, it invented the first waterproof wristwatch.
•In 1931, Rolex invented the first "automatic" watch, the Perpetual, which wound itself and kept perfect time.
•In 1945, the company created the first watch (the Datejust) that kept an accurate calendar and displayed the date on the dial.
•In 1953, it created the Submariner, a watch that could remain waterproof at extreme depths (100 meters).
•In 1955, Rolex introduced its GMT-Master watches, which told accurate time in two different time zones. It also introduced the first "glow in the dark" feature on a watch.
•More recently, Rolex has developed its own proprietary steel, gold, and ceramic materials… and new mechanical movements that can keep accurate time for up to 70 hours after you take the watch off.

Rolex builds great watches. It charges an appropriate price for its hand-built works of mechanical art. It offers outstanding customer service in its boutiques and through a few distributors. And it never, ever discounts its products. If you're a dealer and you're discovered to offer any discount from the official retail price, you will immediately lose your license to sell Rolex watches.

This is the business I want MarketWise to be in...

•We sell incredibly valuable information.
•We've developed dozens of the most important ideas of all-time for individual investors, including trailing-stop losses (Sjuggerud), equal-risk position sizing (TradeStops), and capital efficiency (Stansberry).
•We continue to innovate new and better ways of serving investors, like our portfolio products, that deliver many of the benefits of a hedge fund, with none of the costs.
•We've always set new, and higher ethical standards in the financial newsletter industry, such as our Report Cards (honest track records) and our rules about remaining independent from the stocks we cover. That's why Stansberry Research was able to achieve a lifetime value that dwarfed all of our competitors.

My vision is for MarketWise to specialize in building Rolex-like brands for investors. We provide investors the best, most innovative, most valuable, and most ethical research products available anywhere. And guess what? They don't sell Rolex's at Wal-Mart. Do you know why? Because most people who shop at Wal-Mart can't afford them.

For most of the last 25 years, many of our marketing efforts have driven away our best customers instead of attracting them to our business. While our customers include investment professionals, most of them subscribe to our work despite our marketing, not because of it. Most of our best customers loathe the experience of being a subscriber, but they tolerate it because our research is the best.

Isn't that insane? Why have we been doing this for so long? Because our marketing only measured response. It didn't measure the impact on anyone who doesn't respond. What happens when we treat our customers well?

I built a business (Porter & Co.) that violated just about every one of our "laws" of direct response. But Porter & Co. has a one-year ARPU that's way bigger than virtually all of our brands lifetime values. What does that tell you?

It tells me that if you're selling Rolexes, you should stop treating people like they are shopping at Wal-Mart.

Going forward, in everything we do, ask yourself: If I was the customer, would I be impressed by this product, this person, or this process? If the answer is no, then stop doing it.

Remember: we are selling Rolexes. And we're worth it.

I've found over many years in this business that's it's difficult to get people to think holistically about the business because everyone is focused (and incentivized) to do their job. More often than not, they don't think about the resulting process too deeply because it's not their job.

For example, an editor who we're paying primarily through the revenues of his business (many editors receive a royalty based on sales) doesn't think too deeply about how his aggressive marketing claims may hurt our brand. He's getting paid based on sales. He doesn't have to suffer the damage those claims might cause to our reputation or on our overall list value.

Think about the copywriter who is paid primarily through royalties on each sale. Do you think he's going to think deeply about how many marketing emails we ought to be sending out? Heck no. He's going to say keep sending it, it's generating a response. But is that response worth it? Is it building intrinsic value? It's probably alienating and infuriating 97% of the people who bother to open the email. But that's not his problem. If it generated a sale, even a single sale, it rewards him.

Or what about the customer-service representative who is paid to answer the phone and help reduce refunds. What if a customer is genuinely confused about our service and should be refunded kindly and quickly? Doing what's best for this customer is critical for our brand value, but it could reduce the representative's bonus for the day. What will he do?

The number of these scenarios is infinite. Often what's best for the business in the long-term is not what's best for revenue today. Therefore, it is impossible to provide specific incentives, in every possible scenario, to encourage our employees to always act in the best long-term interest of the company.

And that's why I want to make you a shareholder.

People always say you should "act like an owner" at work. But few businesses make sure that every employee becomes an owner. That's what I intend to do at MarketWise.

I want every employee to have a significant financial interest in our company... and I want it to grow larger and larger each year. Over time, I want the value of these shares to dwarf your direct compensation in any given year from your salary and bonus. That's the best chance I have at motivating everyone to do everything they can to make our business successful.

To enable and promote that, on July 1, every employee is eligible to receive a large grant of restricted stock units These shares will "vest" – that is, they will become owned by you – over a four-year period. That's to encourage you to help me build the company's intrinsic value, by always doing what's best for our customers, and to provide you with a huge incentive to stay with the company through his turnaround period.

Over the next five years, my goal is to get our share price back above $10. Now, this won’t be easy, and of course I cannot guarantee an outcome, but this is my goal.

And you know how I intend to meet that goal: By offering our customers a better experience, with better financial research, at higher prices, and by converting as many subscribers as possible into memberships.

This work will require dedication and a lot of hard work. And, if you can help me achieve these goals, you will have the opportunity to earn a lot of money, far more than you can likely imagine right now.

What's in This For You

At the end of every year, if we have achieved two simple goals, you will be eligible to receive another grant of restricted stock units.

The two goals are simple:

1.Your operating group must see an increase in its intrinsic value.
2.Our company, as a whole, must see an increase in its intrinsic value per share.

(Employees who work for the holding company and are not part of any individual operating group, will only have one goal: To see MarketWise's intrinsic value per share increase.)

How will we measure intrinsic value? In our industry, the two most important factors of intrinsic value are recurring revenues and return on invested capital ("ROIC").

You don't need to get lost in the accounting to understand that customers who continue to pay for our products year after year are very valuable. That's recurring revenue.

And the shorthand for ROIC is simple as well: How much did we have to spend to get our customers and to serve them well.

We will soon begin distributing a dashboard to our senior executives that shows how our various brands are doing in terms of executing this new business strategy. We will measure churn, ARPU, ROIC, conversion rates, membership conversion rates, and lifetime value. We will also build "league tables" to measure the effectiveness of individual marketing campaigns. These will be ranked by the lifetime value they create, not by the initial ROI.

Each year our finance team will estimate MarketWise's intrinsic value and each of our operating groups' intrinsic value by looking at two factors: renewal billings (including membership sales) and ROIC. As long as our intrinsic value grows, you will be eligible to receive more and more restricted stock units every year.

I want everyone to be completely focused on finding the right customers, giving them the right marketing messages, charging the right prices, and making sure every customer converts into a long-term subscriber or joins as a member.

Awarding restricted stock units is only one part of this new focus for our company.

The other part is that, going forward, our publishers and most of our key employees are no longer going to receive bonuses based on fixed royalties tied to net sales or net income. Instead, everyone is going to be incentivized around intrinsic value.

But wait… aren't profits the most important goal of any business?

Yes, of course, profits are important, but they are not of paramount importance in any given year. The most important thing in our business is creating lifetime value, which may require us to reduce the frequency of our current marketing. It may require us to increase prices, which, could, in the short term, reduce revenues.

The point is, historically we have run our business to produce as much cash as possible, each year. Going forward, our goal isn't to earn the most cash, but to produce the most in intrinsic value, which is primarily measured by repeat revenue.

The main thing to understand is we're no longer judging the performance of the business by the size of our subscriber files or by our profits. We're judging our company purely by how well we serve our customers, measured by how many of them convert into long-term subscribers and members. That's the goal.

In addition to an initial grant of restricted stock units (and ideally, additional grants each year) we are also going to start paying all bonuses each year in a combination of half cash and half restricted stock units. That means, if you're a key executive, a talented copywriter, or a valuable editor, your income every year will depend, at least in part, on the value of our stock over the next four years as those restricted stock units vest.

All of this is designed to give everyone the opportunity to become an owner in the company and, if we succeed, to generate real wealth by being a part owner of MarketWise.

By making every employee an owner and by making the value of our stock a significant financial asset for you, my goal is to make sure that everyone working here cares deeply and directly about our company's products, people, and processes. We must do what is in the best interest of our customers if we are going to maximize the value of our company and our shares.

As we succeed with this high-value strategy, you're going to be eligible to earn a lot of stock. More and more stock, year after year. And as our stock price moves higher, along with our intrinsic value and along with our dividends, you will have the opportunity to participate in the wealth I believe we will create.

That's a worthy goal – for you, for our company, and for our customers. And it's one I believe we can achieve.

Please, let's make sure that going forward we do everything we can to produce great experiences for our customers each and every time they interact with our brands.

With tremendous gratitude for every employee—

Porter Stansberry
Founder, MarketWise